4C 112

Z-56,877

STATE OF MINNESOTA

DEPARTMENT OF STATE

To All To Whom These Presents Shall Come, Greeting:

Whereas, Articles of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the 7th day of April, A. D 19 82 for the incorporation of

Command Small Computer Learning Center, Inc.

under and in accordance with the provisions of Minnesota Statutes, Chapter 301,

Now, Therefore, by virtue of the powers and duties vested in me by law, as Secretary of State of the State of Minnesota, I do hereby certify that the said

Command Small Computer Learning Center, Inc.

is a legally organized Corporation under the laws of this State.

Witness my official signature hereunto subscribed and the Great Seal of the State of Minnesota hereunto affixed this Seventh day of April in the year of our Lord one thousand nine hundred and Eighty-Two

Joan Anderson Growe

Secretary of State.

9C-00009-03

4C-112

2-56,878

ARTICLES OF INCORPORATION

OF

COMMAND SMALL COMPUTER LEARNING CENTER, INC.

We, the undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 301 Minnesota Statutes, known as the Minnesota Business Corporation Act, and the laws amendatory thereof and supplementary thereto, do hereby associate ourselves as a body corporate and adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation is Command Small Computer Learning Center, Inc.

ARTICLE II

The purposes are to provide training and educational services in the data processing field, and general business purposes.

ARTICLE III

Its duration shall be perpetual.

ARTICLE IV

The location and post office address of its registered office in this State is 6800 France Avenue South, Suite 410, Edina, Minnesota 55435.

ARTICLE V

The amount of stated capital with which this corporation will begin business is Two Thousand Dollars ($2,000).

ARTICLE VI

The total authorized number of shares of par value is 2,500,000, and the par value of each share is One Cent ($0.01).

ARTICLE VII

The description of the classes of shares, the number of shares in each class, and the relative rights, voting power, preferences and restriction are as follows:

There shall be a single class of common stock, and each holder of common stock, and each holder of common stock shall be entitled to one vote for each share of stock standing in his

198475

name on the books of the corporation, on all matters coming before a duly called meeting of shareholders. There shall be no cumulative voting of shares and no preemptive rights to subscribe to any issue of shares.

ARTICLE VIII

The name and post office address of each of the incorporators is:

Name	Post Office Address
David A. Lund	7201 York Avenue South, Suite 1219 Edina, Minnesota 55435

ARTICLE IX

The names, post office address and term of office of the first director is:

Name	Post Office Address	Term
David A. Lund	7201 York Avenue South Suite 1219 Edina, Minnesota 55435	1 Year

ARTICLE X

Amendment of these Articles of Incorporation may be accomplished at any duly held meeting of the shareholders at which persons owning at least two-thirds (2/3) of the outstanding voting shares are present in person or by proxy and vote in favor thereof.

The Board of Directors shall be vested with the power to make, alter, amend or rescind all or any of the By-Laws of this corporation, subject to the power of the shareholders to change or repeal such By-Laws; provided, the Board of Directors shall not make or alter any By-Law fixing their number, qualifications, classification, or term of office.

ARTICLE XI

The corporation shall have all of the powers granted or available under the laws of the State of Minnesota and laws amendatory and supplementary thereto.

2-56, 880

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 23 day of March, 1982.

David A. Lund

STATE OF MINNESOTA)
) SS.
County of Hennepin)

On this 23 day of MARCH, 1982, personally appeared before me David A. Lund, to me known to be the person named in and who executed the foregoing Articles of Incorporation, and who acknowledged this to be of his own free act and deed for the uses and purposes therein expressed.

Notary Public

PAUL L. SJOQUIST
NOTARY PUBLIC - MINNESOTA
DAKOTA COUNTY
My commission expires Feb. 20, 1987

STATE OF MINNESOTA
DEPARTMENT OF STATE
I hereby certify that the within instrument was filed for record in this office on the 7 day of April A. D. 19 82, at 0:22 o'clock and was duly recorded in Book of Incorporations, on page

Joan Anderson Growe
Secretary of State